Form of Secured Convertible Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$1,500,000.00

ECHO AUTOMOTIVE, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

May __, 2013

     Echo Automotive, Inc. a Nevada corporation (the "Company"), the principal office of which is located at 16000 N. 80th Street, Suite E, Scottsdale, Arizona 85260, for value received hereby promises to pay to United Fleet Financing LLC (the "Holder"), or its registered assigns, the sum of One Million Five Hundred Thousand Dollars and No Cents ($1,500,000.00), or such lesser amount as shall then be outstanding hereunder. The principal amount hereof shall be funded by Holder in several installments of One Hundred Sixty-Six Thousand Dollars and No Cents ($166,000.00) on the date hereof and each month thereafter as set forth in Schedule 1. Any unpaid accrued interest hereon, as set forth below, shall be due and payable on each annual anniversary date of funding, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all principal amounts due hereunder shall be made by mail to the registered address of the Holder at the end of the five (5) year term unless accelerated for an event of default. This Secured Convertible Promissory Note (“Note”) is one in a series of Notes issued by the Company pursuant to that certain Financing and Security Agreement, dated as of May 20, 2013, by and among the Company, Holder and certain other persons (the “Financing and Security Agreement”). To the extent of any conflict between the Financing and Security Agreement and this Note, the term of the Note shall prevail and supersede in material respects.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          (i) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

          (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     2. Interest. Upon the maturity of this Note, the Company shall pay interest at the rate of eight percent (8.0%) per annum (the "Initial Interest Rate") on the principal outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the rate equal to the lesser of (a) the Initial Interest Rate plus five percent (5.0%) or (b) the highest rate then permitted by law shall continue to accrue on the balance of any unpaid principal until such balance is paid.

     3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

     (i) failure by the Company to make any payment under this Note of the principal or unpaid accrued interest of this Note when due and payable if such failure is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

     (ii) failure of the Company to perform any other covenant contained herein or in any other Loan Document (as defined in the Loan and Security Agreement), if the same has continued for thirty (30) days after written notice specifying such failure has been delivered to the Company by Holder; or

     (iii) an Event of Default occurs on any of the other Notes and such default is not cured within any applicable cure period in such Note; or

     (iv) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

     (v) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

     (vi) any declared default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

     4. Warrants. For each installment of One Hundred Sixty-Six Thousand Dollars and No Cents ($166,000.00), Holder shall receive a five (5) year warrant to purchase 377,273 common shares of the Company at $0.65 per share.

     5. Security. The obligations of the Company to the Holder pursuant to this Note shall be secured by a lien on all assets of the Company, including a Pledge of the LLC’s interests of Advanced Technical Asset Holdings LLC acquired on April 5, 2013, which lien shall be evidenced by a security agreement. The lien in favor of Holder shall be subordinated to any lien in favor of the holder(s) of the Senior Indebtedness as provided in Section 4 of this Note. The Company hereby authorizes and appoints the Holder to take all such action, including the filing of a UCC-1 form.

     6. Conversion.

          6.1. Voluntary Conversion. The Holder of this Note shall have the right, at the Holder's option, to convert the entire unpaid principal amount and accrued interest under this Note, in whole but not in part, into fully paid and nonassessable shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a per share conversion price equal to $0.55 per share, subject to adjustment as provided below in Section 7 (the “Conversion Price”).

          6.2. Conversion Procedure. Before the Holder shall be entitled to convert this Note into shares of Common Stock pursuant to Section 6.1, it shall (i) surrender this Note, duly endorsed, at the principal corporate office of the Company, (ii) deliver the Notice of Conversion set forth on Exhibit A attached hereto by mail, postage prepaid, to the Company at its principal corporate office, and (iii) state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at the address of such Holder specified in the Notice of Conversion a certificate or certificates for the number of shares which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described below in Section 6.4. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          6.3. Mechanics and Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be made in cash. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

     7. Conversion Price Adjustments.

          7.1. Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

          7.2. Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

          7.3. Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, or in the case the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time after the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided herein; and in each such case, the terms of this Section 7.3 shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation.

          7.4. Notices of Record Date, etc. In the event of:

               7.4.1 Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               7.4.2 Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

               7.4.3 Any voluntary or involuntary dissolution, liquidation, or winding up of the Company,

then the Company will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          7.5. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock (and shares of its common stock for issuance on conversion of such Common Stock) as shall from time to time be sufficient to effect the conversion of the Note and of the Common Stock; and if at any time the number of authorized but unissued shares of Common Stock (and shares of its common stock for issuance on conversion of such Common Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or common stock, as the case may be, to such number of shares as shall be sufficient for such purposes.

     8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

     9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and Holder.

     10. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

     12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

     13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of shares of capital stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

     14. Governing Law. This Note, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be interpreted, construed, and enforced in accordance with the laws of the state of Arizona, without regard to its choice of law principles.

     15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the day and year first above written.

ECHO AUTOMOTIVE, INC.

By:
Dan Kennedy, Chief Executive Officer

Name of Holder:	United Fleet Financing LLC

Address:	c/o Kevin Easler
19936 N. 101st Place
Scottsdale, AZ 85255

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Echo Automotive, Inc. to the extent of $__________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________ , whose address is ______________________

Dated:______________________

(Signature must conform in all respects to name of
holder as specified on the face of the Note)

(Address)

A-1

SCHEDULE 1

Payment Schedule Table

1	6/15/13	$166,000.00
2	7/15/13	$166,000.00
3	7/30/13	$166,000.00
4	8/1/13	$166,000.00
5	9/1/13	$166,000.00
6	10/1/13	$166,000.00
7	11/1/13	$166,000.00
8	12/1/13	$166,000.00
9	1/1/14	$172,000.00

Schedule 1